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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation of our report dated April 15, 1997 on the financial statements of Quality Botanical Ingredients, Inc. (formerly Island Organics, Inc.) as of December 31, 1996 and for the year ended December 31, 1996, which is included in this Form S-1 dated September 1998 of Advanced Nutraceuticals, Inc., and to the reference to our Firm under the caption "Experts" in the Form S-1.

                                                AMPER, POLITZINER & MATTIA P.A.

September 14, 1998
Edison, New Jersey